Exhibit 5.1

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Mobile: +852 9718 8740

Email: rthorp@tta.lawyer

WeRide Inc.

21st Floor, Tower A, Guanzhou Life Science Innovation Center,

No. 51, Luoxuan Road, Guangzhou International Biotech Island,

Guangzhou 510005

People’s Republic of China

24 October 2024

Dear Sirs

WeRide Inc.

We have acted as counsel as to Cayman Islands law to WeRide Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Form F-1 Registration Statement”, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”, together with the Form F-1 Registration Statement, the “Registration Statements”), related to the offering and sale of American Depositary Shares representing certain Class A Ordinary Shares, par value of US$0.00001 per share (the “Shares”). This opinion is given as exhibits 5.1, 8.1 and 23.2 to the Rule 462(b) Registration Statement.

1.	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statements.

2.	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws and practice of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate, a copy of which is attached to this opinion as to matters of fact, and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.	OPINIONS

Based upon, and subject to, the foregoing assumptions and qualifications, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2

the authorised share capital of the Company, with effect immediately prior to and conditional upon the completion of the Offering of the Shares, will be US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 3,500,000,000 Class A Ordinary Shares, (ii) 500,000,000 Class B Ordinary Shares, and (iii) 1,000,000,000 shares of such class or classes (however designated) as the Board may determine in accordance with the Amended M&A (as defined below); and

3.3

the issue and allotment of the Shares shall have been duly authorised and when allotted, issued and paid for as contemplated in the Rule 462(b) Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to reference to the name of our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in or incorporated by reference to the Rule 462(b) Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1	the Certificate of Incorporation of the Company dated 13 March 2017;

2	the Certificate of Incorporation on Change of Name dated 14 November 2018;

3

the Seventh Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 29 October 2022 and further amended by the Shareholder Resolutions on 26 July 2024 (the “M&A”);

4

the Eighth Amended and Restated Memorandum and Articles of Association of the Company to be conditionally adopted by a special resolution passed by the shareholders in accordance with the M&A, which will be effective immediately upon completion of the Company’s initial public offering (the “Amended M&A”);

5	the register of members of the Company;

6	the register of directors of the Company;

7	the minutes of the meeting of the shareholders of the Company held on 26 July 2024 (the “Shareholder Resolutions”);

8	the written resolutions of the board of directors of the Company, dated 26 July 2024;

9	a certificate of good standing dated 25 July 2024 issued by the Registrar of Companies (the “Certificate of Good Standing”);

10	a certificate from a Director of the Company a copy of which is annexed hereto (the “Director’s Certificate”); and

11	the Registration Statement.